Exhibit 10.19

                                     February 2010

Amit Rahav

Ra’anana

Dear Amit:

The 2009 monthly salary on the letter given to you by Gal last week was incorrect. The correct amount was 48,000 and I have shown it below. The total compensation number was correct.

	2010	2009
Monthly Salary	55,200	48,000
Quarterly Bonus	$4,000	$4,000
Commission OTE	$24,000	$12,000

Total Compensation	811,654	680,478

My apologies for any confusion,

Regards,

/s/ Maureen McGovern
Maureen McGovern
VP of Human Resources

cc:	Gal Trifon